UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

7700 Mills Civic Pkwy

West Des Moines, Iowa 50266

(Address of principal executive offices and zip code)

1-(515)-342-4678

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preferred Stock, Series A	ATHPrA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Perpetual Non-Cumulative Preferred Stock, Series B	ATHPrB	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series C	ATHPrC	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preferred Stock, Series D	ATHPrD	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 7.750% Fixed-Rate Reset Perpetual Non-Cumulative Preferred Stock, Series E	ATHPrE	New York Stock Exchange
7.250% Fixed-Rate Reset Junior Subordinated Debentures due 2064	ATHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 8.01 below is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Apollo Global Management, Inc. (“Apollo”), the parent company of Athene Holding Ltd. (the “Company”), will host a conference call to review Apollo’s financial results for the third quarter ended September 30, 2024 on November 5, 2024 at 8:30 a.m. ET via public webcast. During the conference call, Apollo senior management will provide information regarding the Company’s financial results for the third quarter ended September 30, 2024 and other business insights relating to the Company. The public webcast will be available at https://ir.apollo.com. A replay will be available at the same link one hour after the event.

The foregoing information is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing or document, except as shall be expressly set forth by specific reference in such a filing or document.

Item 8.01	Other Events.

On October 7, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Wells Fargo Securities, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of $600,000,000 aggregate principal amount of its 6.625% Fixed-Rate Reset Junior Subordinated Debentures due 2054 (the “Debentures”). The Debentures were issued on October 10, 2024 pursuant to an Indenture, dated as of March 7, 2024 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated as of October 10, 2024 (the “Second Supplemental Indenture”), by and between the Company and the Trustee. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Second Supplemental Indenture.

The Debentures will bear interest (i) from, and including, October 10, 2024 to, but excluding, October 15, 2034 (the “First Reset Date”) at the fixed rate of 6.625% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus 2.607%, to be reset on each Reset Date. Interest on the Debentures will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2025.

The Debentures have been registered under the Securities Act of 1933, as amended (the “Act”) pursuant to a shelf registration statement on Form S-3 (File No. 333-276340), previously filed by the Company with the Securities and Exchange Commission under the Act (the “Registration Statement”). The foregoing description of the Debentures and related agreements is qualified in its entirety by the terms of the Underwriting Agreement, the Indenture and the Second Supplemental Indenture (including the forms of the debentures). The Underwriting Agreement, the Indenture and the Second Supplemental Indenture (including the forms of the debentures) are filed as Exhibit 1.1, 4.1 and 4.2 hereto, and are incorporated by reference herein. An opinion regarding the legality of the Debentures is also filed as Exhibit 5.1, and is incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 7, 2024, by and among Athene Holding Ltd. and Wells Fargo Securities, LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Indenture for Subordinated Debt Securities, dated March 7, 2024, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on March 7, 2024).

4.2	Second Supplemental Indenture, dated October 10, 2024, by and between Athene Holding Ltd. and U.S. Bank Trust Company, National Association, as trustee.

4.3	Form of 6.625% Junior Subordinated Debentures due 2054 (included in Exhibit 4.2).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATHENE HOLDING LTD.

Date: October 10, 2024	By:	/s/ Martin P. Klein
Martin P. Klein
Executive Vice President and Chief Financial Officer